Exhibit 10.1

                         CORNELL CAPITAL PARTNERS, L.P.
                          101 HUDSON STREET, SUITE 3700
                          JERSEY CITY, NEW JERSEY 07302

                                  May 22, 2007

                              CONVERTIBLE DEBENTURE

Poseidis, Inc.
222 Lakeview Avenue, Suite 160
West Palm Beach, FL  33401
Attn: Louis Pardo, CEO & President
      John J. McGovern, EVP & CFO

      Cornell Capital Partners, L.P. (the "Investor") financed Poseidis, Inc. (the "Company") using three (3) Secured Convertible Debentures: (1) $150,000 Secured Convertible Debenture (Date of Issuance: 8/26/05 as amended) (#CCP-001aa), (2) $150,000 Secured Convertible Debenture (Date of Issuance:
10/24/05 as amended) (#CCP-002a), (3) $344,000 Secured Convertible Debenture (Date of Issuance: 2/1/06) (#CCP-003) (collectively, the "Debentures"). The conversion prices for the Debentures are currently set at $0.04 per share.

      In addition, five (5) sets of warrants are outstanding and addressed by this letter agreement: (1) Warrant to Purchase 1,250,000 Shares (Date of
Issuance: 8/26/05) (#CCP-001) (Debenture), (2) Warrant to Purchase 500,000 Shares (Date of Issuance: 2/1/06) (#CCP-002) (SEDA), (3) Warrant to Purchase 3,750,000 Shares (Date of Issuance: 2/1/06) (#CCP-003) (Debenture), (4) Warrant to Purchase 1,250,000 Shares (Date of Issuance: 2/1/06) (#CCP-004) (Debenture),
(5) Warrant to Purchase 1,200,000 Shares (Date of Issuance: 2/1/06) (#CCP-005) (Debenture) (collectively the "Warrants"). A sixth warrant, which entitles the Investor to purchase 9,000,000 Shares (Date of Issuance: 2/1/06) (#CCP-006)
(SEDA), is not amended hereby.

      The Company is currently under default based upon various terms of the Debentures and Warrants, and the related agreements pertaining to the above transactions (the "Existing Defaults"). In the interest of all parties, the Investor and the Company desire to, and do hereby, restructure these contracts as stated herein and further desire to, and do hereby, cure such defaults and do hereby waive and release any and all default-related liquidated damages, penalty interest, late fees and other penalties of any kind through and including the date hereof. The Debentures and Warrants are hereby amended as set forth below upon the execution of this agreement.

COMPANY                             Poseidis, Inc. (PSED) (the "Company").

May 22, 2007
Page 2 of 6


INVESTOR                            Cornell Capital Partners, L.P. (the
                                    "Investor").

DEBENTURES                          Parties hereby amend the Debentures defined
                                    above with the following terms.

COUPON 15% per annum, effective as of the date hereof, payable on the Maturity Date (as defined below).

PRINCIPAL                           Payable in full at the Maturity Date.

MONTHLY PAYMENTS                    The Company shall not be required to make
                                    any of the monthly payments set forth in the Debentures.

CONVERSION PRICE                    $0.04, subject to adjustment as provided in
                                    the Debentures (the "Fixed Conversion
                                    Price").

MATURITY DATE                       September 1, 2007 (the "Maturity Date"). At
                                    the Maturity Date, Company shall pay
                                    principal and interest. In addition, the Investor shall have the option to extend the Maturity Date one (1) year on the same terms as stated herein.

COMPANY OPTIONAL REDEMPTION RIGHT   The Company, in its sole discretion, may
                                    redeem in cash any and all amounts owed
                                    under the Debentures prior to the Maturity
                                    Date by providing the Investor with three
                                    (3) business days advance notice, PROVIDED that (i) the Common Stock is trading below the Fixed Conversion Price at the time of a redemption notice, (ii) no Event of Default
                                    (as defined in the Debentures) has occurred, and (iii) the Company has been relisted to the OTC Bulletin Board or other exchange acceptable to the Investor. The Company shall pay a redemption premium equal to twenty percent (20%) of the principal amount being redeemed (the "Redemption Premium").

FUTURE FINANCING                    If the Company receives $5 million or more
                                    in subsequent financing prior to the
                                    Maturity Date, the Company shall repay the Debentures by paying principal and interest at Investor's option.

COVENANTS OF THE COMPANY            The Company shall obtain an opinion of
                                    counsel indicating that the Investor may tack on its original holding period to the holding period of the Debentures and Warrants amended in this transaction.

                                    The Company shall get current in all its reporting requirements with the SEC by August 15, 2007.

                                    The Company shall cause the process to
                                    obtain re-listing on the OTC Bulletin to be commenced promptly after the Company's SEC's reports are brought current, and such re-listing process shall be commenced no later than September 1, 2007. The Company shall use its best efforts to cause the OTC Bulletin Board re-listing process to be completed as soon as is reasonably possible.

May 22, 2007
Page 3 of 6


                                    All amounts owed, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges (collectively, the "OBLIGATIONS") now or hereafter payable by the Company to Cornell under the Debentures are unconditionally owing by the Company to Cornell, without offset, setoff, defense or counterclaim of any kind, nature or description whatsoever.

COVENANTS OF THE INVESTOR           In reliance upon the representations,
                                    warranties and covenants of the Company
                                    contained in this letter agreement, and
                                    subject to the terms and conditions set
                                    forth herein, Cornell hereby waives on a one-time basis only the Existing Defaults and further hereby agrees to forbear from exercising its rights and remedies under the Debentures or related agreements or applicable law in respect of or arising out of the Existing Defaults (including without limitation any and all liquidated damages, penalty interest, late fees, and other penalties of any kind), subject to the conditions, amendments and modifications contained herein for the period (the
                                    "FORBEARANCE PERIOD") commencing on the date hereof and continuing for so long as the following conditions are met: (i) the Company strictly complies with the terms of this letter agreement (including the covenants of the Company set forth above), and (ii) there is no occurrence or existence of any Event of Default, other than the Existing Defaults.

SECURITY The Debentures shall be secured by all of the following:

                                    (i)   The assets of the Company

                                    (ii)  Any and all assets of the
                                          Company pledged at the time of
                                          the previous funding and

                                    (iii) A pledge of Common Stock which
                                          is already in escrow.

                                    The Company hereby acknowledges, confirms and agrees that Cornell has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests heretofore granted pursuant to any and all security agreements or otherwise granted to or held by Cornell in connection with the Debentures and related agreements.

May 22, 2007
Page 4 of 6


WARRANTS                            Warrants are hereby adjusted using the
                                    following prices:

                                    (1)  Warrant to Purchase 1,250,000 Shares
                                         (CCP-001) - exercise price is hereby
                                         changed from $0.09 to $0.02

                                    (2)  Warrant to Purchase 500,000 Shares
                                         (CCP-002) - exercise price is hereby
                                         changed from $0.09 to $0.06

                                    (3)  Warrant to Purchase 3,750,000 Shares
                                         (CCP-003) - exercise price is hereby
                                         changed from $0.06 to $0.02

                                    (4)  Warrant to Purchase 1,250,000 Shares
                                         (CCP-004) - exercise price is hereby
                                         changed from $0.09 to $0.06

                                    (5)  Warrant to Purchase 1,200,000 Shares
                                         (CCP-005) - exercise price is hereby
                                         changed from $0.20 to $0.10.

                                    The Warrants shall be exercised on a cash, or cashless basis, at the option of the Investor. Investor may also tack back the Warrants to the original purchase date.

WAIVER EXTENSION                    The Waiver Period under the waiver letter
                                    agreement between Investor and the Company dated December 11, 2006 is hereby extended through and including June 30, 2007 from the previous expiration date of February 28, 2007.

ANTI-DILUTION                       Existing anti-dilution clauses shall remain
                                    in effect and unchanged, subject to the
                                    December 11, 2006 waiver letter agreement and as stated herein.

REGISTRATION RIGHTS                 The Investor does not seek registration
                                    rights on any existing securities. All
                                    previously existing registration rights
                                    shall terminate as of the date hereof, and the Company may withdraw the existing SB-2 registration statement or amend it after the date hereof to remove all Cornell-related shares therefrom.

                                    However, any event of default not cured
                                    after written notice and expiration of any applicable cure period shall trigger registration rights defined below. All of the shares issuable pursuant to and underlying the Debentures and the Warrants (collectively, the "Registrable Securities") shall be subject to registration rights pursuant to which the Company shall file an initial registration statement to register the resale of the shares by the Investor within 45 days of the expiration of the default cure period and use its best efforts to have such registration statement declared effective within 120 days of the expiration of the default cure period. The initial registration statement shall include 33% of the public float. To the extent that

May 22, 2007
Page 5 of 6


                                    additional Registrable Securities remain outstanding after all shares under the initial registration statement have been sold, the Company shall be required to file additional registration statements for such shares within 45 days of the Investor providing written notice to the Company. Registrable Securities shall cease to have registration rights as they are eligible for sale by the Investor without restriction under Rule 144(k). The initial registration and any additional registration statement as referred to herein may include shares to be sold for the Company's account and/or shares to be sold by non-Investor third party seller stockholders with consent of Investor.

DEFAULT Upon an Event of Default under the Debentures, the Debentures' conversion price shall be changed to the lower of the applicable Fixed Conversion Price or 80% of the lowest volume weighted average price reported by Bloomberg ("VWAP") during the five trading days prior to the conversion.

                                    A default of any terms of this letter
                                    agreement shall constitute an Event of
                                    Default under the Debentures.

COMPANY'S CONDITIONS                The transactions described herein are
                                    subject to approval by the Company's Board of Directors.

May 22, 2007
Page 6 of 6


      If the terms and conditions of this letter agreement are satisfactory, please sign as indicated below.

                                                  Sincerely,

                                                  CORNELL CAPITAL PARTNERS, L.P.

                                                  By: Yorkville Advisors, LLC
                                                  Its: Investment Manager

                                                  By:    /S/ MARK ANGELO
                                                         -----------------------
                                                  Name:  Mark Angelo
                                                  Title: Portfolio Manager

AGREED TO AND ACCEPTED:

By:    /S/ JOHN J. MCGOVERN
       --------------------
Name:  JOHN J. MCGOVERN
Title  EVP & CFO

Dated: May 22, 2007